UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2022
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STERLING CHECK CORP.
(Exact name of registrant as specified in its charter)
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Delaware	1-40829		37-1784336
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
1 State Street Plaza, 24th Floor	New York	New York	10004
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: 1 (800) 853-3228
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STER	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2022, the Compensation Committee of the Board of Directors of Sterling Check Corp. (the “Company”) approved, and the Company granted, effective as of December 21, 2022, retention awards for certain Company executives, including Joshua Peirez, the Chief Executive Officer, Peter Walker, the Executive Vice President and Chief Financial Officer, and Lou Paglia, the President and Chief Operating Officer. Each of Messrs. Peirez, Walker and Paglia received grants of restricted stock in the amount of 285,900, 103,964 and 64,978 shares of common stock of the Company, respectively (the “Restricted Stock Grants”). The Restricted Stock Grants were made pursuant to the Company’s form of restricted stock award agreement and vest annually on each of the first, second and third anniversaries of the date of grant. Pursuant to the form of award agreement, if an executive’s employment is terminated by the Company without cause or by the executive for good reason (each as defined in the award agreement) (each, a “Qualifying Termination”), the shares of restricted stock scheduled to vest during the one year period following the executive’s termination will fully vest upon the date of termination. In addition, if a Qualifying Termination occurs during the three month period preceding or the twenty-four month period following a change in control (as defined in the award agreement), all unvested shares of restricted stock will fully vest upon the date of termination. Each of Messrs. Peirez and Walker are also entitled to a cash retention bonus (each, a “Retention Bonus”) in the amount of $1,100,000 and $400,000, respectively, payable in a lump sum on January 15, 2023, subject to their continued employment on such date. If Mr. Peirez or Mr. Walker resigns without good reason (as defined in his employment agreement or severance agreement, respectively) prior to July 1, 2024, the executive will be required to repay all or a portion of his Retention Bonus as follows: (a) if the termination occurs prior to July 1, 2023, the executive will be required to repay 100% of his Retention Bonus, (b) if the termination occurs on or after July 1, 2023 and prior to February 1, 2024, the executive will be required to repay 50% of his Retention Bonus, and (c) if the termination occurs on or after February 1, 2024 and prior to July 1, 2024, the executive will be required to repay a reducing percentage of his Retention Bonus (41.67%, 33.33%, 25%, 16.67% or 8.33%) depending on when the termination occurs. The Retention Bonuses were granted pursuant to a letter agreement between the Company and each of Messrs. Peirez and Walker, as applicable, which includes the terms described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHECK CORP.

December 23, 2022	By:	/s/ Steven Barnett
	Name:	Steven Barnett
	Title:	Executive Vice President, Secretary and
Chief Legal & Risk Officer